Exhibit A

ORDER

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IN THE GRAND COURT OF THE CAYMAN ISLANDS

Financial Services DIVISION
FSD CAUSE NO.108 OF 2022 (IKJ)

IN THE MATTER OF SECTION 92 OF THE COMPANIES ACT (2022 REVISION)

AND

IN THE MATTER OF GLOBAL CORD BLOOD CORPORATION

BETWEEN	Blue Ocean Structure Investment Company Limited	PETITIONER

and	Global Cord Blood Corporation	Respondent

ORDER

UPON the application of Petitioner by its Summons dated 22 August 2022 for the appointment of joint provisional liquidators pursuant to section 104(2) of the Companies Act (2022 Revision) (the "Companies Act")

AND UPON HEARING COUNSEL for the Petitioner

AND UPON READING the Amended Petition filed herein

AND UPON READING the affirmations and affidavits set out in Schedule 1 hereto

THIS ORDER was ISSUED by BEDELL CRISTIN of 18 Forum Lane, Suite 5305, 3rd Floor, Camana Bay, PO Box 1990, Grand Cayman KY1-1104, Cayman Islands, Attorneys-at-law for and on behalf of the Petitioner whose address for service is that of its said Attorneys-at-law.

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AND UPON the Petitioner undertaking by their Counsel to the Court that if the Court later finds that this Order has caused loss to the Company and decides that the Company should be compensated for that loss, the Petitioner will comply with any Order the Court may make, insofar as such undertaking be limited to the value of the Petitioner's shares in the Company

IT IS HEREBY ORDERED as follows:

1.	That Margot Maclnnis and John Royle of Grant Thornton Specialist Services (Cayman) Limited, 2nd Floor, Century Yard, Cricket Square, Grand Cayman KY1-1102, Cayman Islands and Chow Tsz Nga Georgia are hereby appointed as joint provisional liquidators ("JPLs") of the Company. The contact details for the JPLs are:

Margot Maclnnis

Grant Thornton Specialist Services (Cayman) Limited

2nd Floor, Century Yard, Cricket Square

PO Box 1044

Grand Cayman KY1-1102

Cayman Islands

T: +1 (345) 949 7100

E: margot.macinnis@uk.gt.com

John Royle

Grant Thornton Specialist Services (Cayman) Limited

2nd Floor, Century Yard, Cricket Square

Grand Cayman KY1-1102

Cayman Islands

T: +1 (345) 949 7100

E: john.royle@uk.gt.com

Chow Tsz Nga Georgia

Grant Thornton Recovery & Reorganisation Limited

11th Floor, Lee Garden Two

28 Yun Pin Road

Causeway Bay

Hong Kong S.A.R.

T: +852 3987 1500

E: georgia.chow@hk.gt.com

THIS ORDER was ISSUED by BEDELL CRISTIN of 18 Forum Lane, Suite 5305, 3rd Floor, Camana Bay, PO Box 1990, Grand Cayman KY1-1104, Cayman Islands, Attorneys-at-law for and on behalf of the Petitioner whose address for service is that of its said Attorneys-at-law.

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2.	The JPLs shall not be required to give security for their appointment.

3.	The JPLs have the power to act jointly and severally in their capacity as provisional liquidators of the Company and have the power to conduct the ordinary, day-to-day business operations of the Company.

4.	The JPLs are hereby directed jointly and severally to take such steps as, in their discretion, may be necessary or expedient:

(a)	for the protection and preservation of the value of the Company's assets, rights and/or property of every description whether held by the Company, its subsidiaries or any other person; and

(b)	for preventing the dissipation or misuse of the Company's assets and those of its subsidiaries.

5.	For the purposes set out at paragraph 4 above, the JPLs be directed to investigate and report on the affairs of the Company within and outside the Cayman Islands, including in the People's Republic of China (the "PRC") and Hong Kong SAR.

6.	The JPLs be authorised to exercise without further sanction or order of the Court within and outside the Cayman Islands the powers specified in Part II of the Third Schedule to the Companies Act, namely:

(a)	The power to take possession of, collect and get in the property of the Company and for that purpose to take all such proceedings as they consider necessary;

(b)	The power to do all acts and execute, in the name and on behalf of the Company, all deeds, receipts and other documents and for that purpose to use, when necessary, the Company seal;

(c)	The power to discharge all costs, expenses and debts incurred by the Company as expenses or disbursements properly incurred in the provisional liquidation; and

(d)	The power to do all other things incidental to the exercise of their powers.

THIS ORDER was ISSUED by BEDELL CRISTIN of 18 Forum Lane, Suite 5305, 3rd Floor, Camana Bay, PO Box 1990, Grand Cayman KY1-1104, Cayman Islands, Attorneys-at-law for and on behalf of the Petitioner whose address for service is that of its said Attorneys-at-law.

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7.	Further, the JPLs be authorised to exercise without further sanction or order of the Court within and outside the Cayman Islands the following powers as specified in Part I of the Third Schedule to the Companies Act:

(a)	The power to engage staff (whether or not as employees of the Company) to assist in the performance of their functions as JPLs; and

(b)	The power to engage attorneys and other professionally qualified persons to assist them in the performance of their functions.

(c)	Power to make any compromise or arrangement with creditors or persons claiming to be creditors or having or alleging themselves to have any claim (present or future, certain or contingent, ascertained or sounding only in damages) against the company or for which the company may be rendered liable.

8.	Further and in any event, the JPLs be authorised to exercise without further sanction or order of the Court within and outside the Cayman Islands the following powers:

(a)	The power to bring or defend any action or other legal proceeding in the name and on behalf of the Company other than the Petition;

(b)	The power to commence winding up proceedings and/or any insolvency process in the Cayman Islands or any other country in respect of any subsidiaries of the Company;

(c)	The power to ascertain, demand, receive and give valid receipts for and protect the moneys, properties, securities, debts and things in action and all other assets of the Company, whether within or outside the jurisdiction of this Court and for that purpose to take all such proceedings as they consider necessary;

(d)	The power to collect, get in, inspect, review, secure, take possession of and copy the books, records, and documents of the Company and its subsidiaries (whether in hard copy, electronic form or otherwise), with or without the assistance of the Court or a court of competent jurisdiction, in order to: (i) ascertain, and conduct investigations of, the affairs of the Company and its subsidiaries; (ii) prevent destruction and/or alteration of those documents and for those purposes to take all such proceedings as the JPLs consider necessary. For the avoidance of doubt, such powers shall include but are not limited to:

THIS ORDER was ISSUED by BEDELL CRISTIN of 18 Forum Lane, Suite 5305, 3rd Floor, Camana Bay, PO Box 1990, Grand Cayman KY1-1104, Cayman Islands, Attorneys-at-law for and on behalf of the Petitioner whose address for service is that of its said Attorneys-at-law.

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i.	requiring any of the directors and/or former directors of the Company and its subsidiaries to provide to the JPLs any documents and/or information of the Company and its subsidiaries in their possession or control; and

ii.	requiring any service providers of the Company and its subsidiaries to provide to the JPLs any documents and/or information in their possession or control which the Company and/or any of its subsidiaries has a right to receive;

(e)	The power to do all such things as may be necessary or expedient for the protection or recovery of the Company's property at law or in equity in such jurisdictions as may be appropriate including, without limitation, in the Cayman Islands, BVI, PRC and Hong Kong;

(f)	The power to examine individuals on oath or otherwise, both with or without the assistance of the Court or any court of competent jurisdiction, if the JPLs consider it expedient for the purpose of protecting the assets of the Company including as part of the investigation referred to at paragraph 5 above;

(g)	The power to take control of the subsidiaries of, and other companies controlled by, the Company (or such shares of subsidiaries or companies controlled by the Company), to manage the affairs or carry on or close or cease to operate all or any part of the business of such subsidiaries or companies (in accordance with the constitutional documents of such companies) if the JPLs consider it expedient for the purpose of protecting the assets of the Company, including as part of the investigation referred to at paragraph 5 above;

(h)	With the leave of the Court, to call or cause to be called such meetings of shareholders of the Company or its subsidiaries or companies otherwise controlled by the Company (in accordance with the constitutional documents of such companies) as the JPLs consider it necessary to remove directors or appoint additional directors to the Boards of Directors of such companies as the JPLs consider expedient for the purpose of protecting the assets of the Company including by assisting with the investigation referred to at paragraph 5 above;

(i)	The JPLs have the power to do all such things as may be necessary or expedient to freeze or preserve assets held by any person or entity, whether a related party or otherwise, against which the Company has a claim and where there is a risk of dissipation in such jurisdictions as may be appropriate including, without limitation, in the Cayman Islands, BVI, the PRC and Hong Kong;

THIS ORDER was ISSUED by BEDELL CRISTIN of 18 Forum Lane, Suite 5305, 3rd Floor, Camana Bay, PO Box 1990, Grand Cayman KY1-1104, Cayman Islands, Attorneys-at-law for and on behalf of the Petitioner whose address for service is that of its said Attorneys-at-law.

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(j)	The power to carry on the business of the Company, save that the JPLs shall not make payment on any indemnity save with further order of the Court;

(k)	The power to communicate with and carry out any necessary filings with regulatory bodies as appropriate, including, without limitation, the Cayman Islands Registrar of Companies, the Cayman Islands Monetary Authority, the New York Stock Exchange and the US Securities and Exchange Commission, in the name and on behalf of the Company;

(l)	The power to appoint agents in the Cayman Islands, BVI, PRC and Hong Kong and elsewhere to do any business contemplated by this Order which they are unable to do themselves or which can more conveniently be done by an agent;

(m)	The power to terminate, complete, or perfect any agreements or transactions relating to the business of the Company including, without prejudice to the generality of this power, to novate or assign any such agreements or transactions, so far as may be necessary for the purpose of managing the affairs of the Company and protecting the assets of the Company;

(n)	The power to open or to close any bank accounts in the name and on behalf of the Company and to open any bank accounts on behalf of the Company (in provisional liquidation) for the purpose of paying the costs and expenses of the provisional liquidation;

(o)	The power to render and pay invoices out of the assets of the Company for their own remuneration at the rates prescribed by the Insolvency Practitioners' Regulations 2022 (IPRs) together with all reasonable costs, charges and expenses of their attorneys, and all other agents, managers, accountants or other persons that the JPLs shall employ on an account basis and subject to final approval by the Court in accordance with paragraph 9(p) below;

(p)	Pursuant to Regulation 10 of the IPRs the JPLs shall apply to the Court for the approval of their remuneration, such application being made on notice to the Company;

(q)	The power to employ, appoint, and to dismiss officers and employees of the Company, including the current directors of the Company; and

(r)	The power to effect insurance in relation to the Company's business, assets and operations.

9.	The powers of the Company’s Board of Directors are hereby suspended, save insofar as the JPLs may restore any powers of the directors of the Company in writing as the JPLs in their absolute discretion shall see fit having determined that the exercise of such power is necessary to give effect to this Order.

THIS ORDER was ISSUED by BEDELL CRISTIN of 18 Forum Lane, Suite 5305, 3rd Floor, Camana Bay, PO Box 1990, Grand Cayman KY1-1104, Cayman Islands, Attorneys-at-law for and on behalf of the Petitioner whose address for service is that of its said Attorneys-at-law.

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10.	The JPLs be authorised to take any such action as may be necessary or desirable to obtain recognition of the JPLs and/or their appointment in the PRC, Hong Kong and in any other relevant jurisdiction and to make applications to the courts of such jurisdictions for that purpose or for the purpose of obtaining information to assist them in their investigations pursuant to paragraph 5 of this Order.

11.	Until further order, the directors and former management of the Company and its wholly owned subsidiaries as at the date of this Order, shall assist the JPLs in the exercise of their powers and duties, including but not limited to consulting and meeting with the JPLs as the JPLs may require and providing all such documents, information and assistance as the JPLs may request.

12.	The JPLs shall prepare and file written reports to the Court and provide copies to the Company, the Petitioner and the contributories of the Company (the "JPL Reports") setting out the JPLs' analysis and conclusions with respect to their investigations. In the JPL Reports, the JPLs shall inter alia include confirmation and details of whether they have identified as part of their investigations, or have reason to believe, that there may be wrongdoing or potential wrongdoing by any office holders in the Company or parties connected to the Company. In particular, the JPLs shall prepare, file, and provide copies to the Company, the Petitioner, and the contributories, of the following JPL Reports:

i.	within 28 days, a progress report setting out the status of the JPLs' investigations; and

ii.	within 70 days, a further report setting out the status of their investigations and conclusions to date.

13.	No disposition of the Company's property by or with the authority of the JPLs in carrying out their duties and functions and exercise of their powers under this Order shall be voided by virtue of section 99 of the Companies Act.

14.	No suit, action or other proceedings, including criminal proceedings, shall be proceeded with or commenced against the Company in accordance with section 97 of the Companies Act except with the leave of the Court and subject to such terms as the Court may impose.

15.	The appointment of the JPLs be advertised once in the Cayman Islands Gazette and once, in English, in the International Edition of The Wall Street Journal, once in English in The China Daily and once in Chinese in a Chinese language newspaper with national circulation in the PRC, as soon as reasonably practicable.

THIS ORDER was ISSUED by BEDELL CRISTIN of 18 Forum Lane, Suite 5305, 3rd Floor, Camana Bay, PO Box 1990, Grand Cayman KY1-1104, Cayman Islands, Attorneys-at-law for and on behalf of the Petitioner whose address for service is that of its said Attorneys-at-law.

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16.	The JPLs and the Company have liberty to apply.

17.	The costs of this application shall be taxed and paid out of the assets of the Company.

DATED this 22nd day of September 2022

FILED this 22nd day of September 2022

Signed by:lan Kawaley, Judge of the Gra Signed at:2022-09-22 18:44:02 -04:00 Reason:Approved by Ian Kawaley, Judge

HONOURABLE MR JUSTICE KAWALEY

JUDGE OF THE GRAND COURT

THIS ORDER was ISSUED by BEDELL CRISTIN of 18 Forum Lane, Suite 5305, 3rd Floor, Camana Bay, PO Box 1990, Grand Cayman KY1-1104, Cayman Islands, Attorneys-at-law for and on behalf of the Petitioner whose address for service is that of its said Attorneys-at-law.

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Schedule 1

Table of Affidavits & Affirmations

	Affidavits / Affirmations	Dated
1.	First Affidavit of Margot MacInnis	9 May 2022
2.	First Affidavit of John Paul Royle	9 May 2022
3.	First Affidavit of Chow Tsz Nga Georgia	10 May 2022
4.	First Affirmation of Siqi Wang	10 August 2022
5.	Sixth Affirmation of Xiaoyang Chen	23 August 2022
6.	Sixth Affidavit of Chen Bing Chuen Albert	9 September 2022
7.	Third Affidavit of Mark D. Chen	9 September 2022

THIS ORDER was ISSUED by BEDELL CRISTIN of 18 Forum Lane, Suite 5305, 3rd Floor, Camana Bay, PO Box 1990, Grand Cayman KY1-1104, Cayman Islands, Attorneys-at-law for and on behalf of the Petitioner whose address for service is that of its said Attorneys-at-law.

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